                           BURRARD TECHNOLOGIES, INC.

501-1281  West  Georgia  Street,                              TEL:  604-484-2899
Vancouver,  BC,  Canada  V6C  3J7                             FAX:  604-484-2875
________________________________________________________________________________

December  18,  2001
                                                              OTC  BB:  BTGS


                           FOR IMMEDIATE DISSEMINATION
                           ---------------------------


GENEVA, SWITZERLAND - December 18, 2001 - BURRARD TECHNOLOGIES, INC. (the "Company") announces that it has completed the acquisition of Technocall SA in consideration for the issue of a total of 7,600,000 shares of its common stock to the former shareholders of Technocall. A total of 7,125,000 shares of the Company's common stock were surrendered for cancellation concurrent with closing. The board of directors of Company has been changed as a result of this change of control. The new directors of the Company are Mr. Fernand Leloroux and Mr. Cyril Heitzler. Mr. Leloroux will assume the office of president and Mr. Heitzler will assume the office of secretary.


BURRARD  TECHNOLOGIES,  INC.



Fernand  Leloroux,  President


This Press Release may contain, in addition, to historical information, forward-looking statements within the meaning of the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's expectations and beliefs, and involve risks and uncertainties. These statements may involve known and unknown risks and uncertainties and other factors that may cause the actual results to be materially different from the results implied herein. A key factor that could cause actual results to differ materially from those described in forward-looking statements is the ability of Burrard to complete the acquisition of Technocall SA, of which there is no assurance. Readers are cautioned not to place undue reliance on the forward-looking statements made in this Press Release.